Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this Registration Statement of our report dated February 27, 2025, relating to the consolidated financial statements of Aris Water Solutions, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO USA, P.C.

Houston, Texas

August 28, 2025